UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
LODGIAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

	☐	Fee paid previously with preliminary materials.

	☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.

	(3)	Filing Party:

	(4)	Date Filed:

For Immediate Release
Contact:
Debi Neary Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
RiskMetrics Group Recommends Lodgian Stockholders Vote “FOR” Proposed Merger with LSREF
Lodging Investments, LLC
     ATLANTA, Ga., March 26, 2010—Lodgian, Inc. (NYSE Amex Equities: LGN), one of the nation’s largest independent hotel owners and operators, today announced that RiskMetrics Group, Inc. (formerly Institutional Shareholder Services), a leading independent proxy advisory firm, recommends that Lodgian stockholders vote “FOR” Lodgian’s proposed merger with LSREF Lodging Investments, LLC (“LSREF”), an affiliate of Lone Star Funds.
     As previously announced, under the terms of the merger agreement, LSREF will acquire all of the outstanding common stock of Lodgian for $2.50 per share in an all-cash transaction, which represents a premium of approximately 67.2 percent over Lodgian’s average closing share price during the trading period of one calendar month prior to January 15, 2010 and 64.3 percent over Lodgian’s average closing share price during the trading period of six calendar months prior to January 15, 2010.
     Lodgian urges stockholders to follow the recommendation of RiskMetrics by signing, dating and returning the company’s proxy card today. Lodgian stockholders who have questions or require assistance voting their shares should contact the company’s proxy solicitor, Innisfree M&A, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).
     The vote of Lodgian’s stockholders is very important regardless of the number of shares of common stock they own. Whether or not stockholders are able to attend the special meeting of the stockholders (the “Special Meeting”) in person, to ensure their votes are counted, stockholders are urged to vote by telephone or Internet as soon as possible. If stockholders fail to return their proxy cards, fail to register their vote by telephone or Internet, fail to attend the Special Meeting and vote in person, or fail to instruct their broker on how to vote, it will have the same effect as a vote against approval of the merger and the merger agreement.
About Lodgian
     Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently owns and manages a portfolio of 27 hotels with 5,230 rooms located in 18 states. Of the company’s 27-hotel portfolio as of today, 13 are InterContinental Hotels Group brands (Crowne Plaza and Holiday Inn), 8 are Marriott brands (Marriott, Courtyard by Marriott, SpringHill Suites by Marriott and Residence Inn by Marriott), two are Hilton brands, and four are affiliated with other nationally recognized franchisors including Starwood, Wyndham, and Carlson. For more information about Lodgian, visit the company’s website: www.lodgian.com.
Additional Information and Where to Find it
     In connection with the proposed merger and required shareholder approval, Lodgian filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2010. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT LODGIAN AND THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Lodgian with the SEC may be obtained free of charge by contacting Lodgian, Inc., Attn: Investor Relations, 3445 Peachtree Road NE, Suite 700, Atlanta, Georgia 30326, Telephone: 404-364-9400. Our filings with the SEC are also available on our website at www.lodgian.com.
Participants in the Solicitation
     Lodgian and its officers and directors may be deemed to be participants in the solicitation of proxies from Lodgian’s shareholders with respect to the merger. Information about Lodgian’s officers and directors and their ownership of Lodgian’s common shares is set forth in the definitive proxy statement filed with the SEC. In addition, information about Lodgian’s directors, executive officers and members of management is contained in Lodgian’s most recent proxy statement and annual report on Form 10-K, which are available on Lodgian’s website and at www.sec.gov.
Cautionary Note Regarding Forward-looking Statements
     This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated merger with LSREF, Lodgian’s expectations regarding returning certain hotels to lenders, anticipated cost reductions, optional maturity extensions, property dispositions, future financial position, business strategy, projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lodgian and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond Lodgian’s ability to control or predict. Such factors include, but are not limited to, any conditions imposed in connection with the merger, approval of the merger agreement by the stockholders of Lodgian, the satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement, the effects of regional, national and international economic conditions, our ability to refinance or extend maturing mortgage indebtedness, competitive conditions in the lodging industry and increases in room supply, requirements of franchise agreements (including the right of franchisors to immediately terminate their respective agreements if we breach certain provisions), our ability to complete planned hotel dispositions, the ability to realize anticipated cost reductions, the effects of unpredictable weather events such as hurricanes, the financial condition of the airline industry and its impact on air travel, the effect of self-insured claims in excess of our reserves and our ability to obtain adequate insurance at reasonable rates, and other factors discussed under Item IA (Risk Factors) in Lodgian’s Form 10-K for the year ended December 31, 2009. Lodgian assumes no duty to update these statements.
     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Lodgian or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Lodgian undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.
# # #